                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                   __________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     November 20, 2003
                                                -------------------------------


                    Pennsylvania Real Estate Investment Trust
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       Pennsylvania                     1-6300                  23-6216339
-------------------------------------------------------------------------------
(State or Other Jurisdiction         (Commission              (IRS Employer
     of Incorporation)               File Number)           Identification No.)


The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania  19102
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code:  (215) 875-0700
                                                     --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.
         -------------------------------------

         On November 20, 2003, Pennsylvania Real Estate Investment Trust ("PREIT") announced the closing of the merger of Crown American Realty Trust ("Crown") with and into PREIT (the "Merger") in accordance with an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 13, 2003, by and among PREIT, PREIT Associates, L.P., a limited partnership of which PREIT is the sole general partner ("PALP"), Crown and Crown American Properties, L.P., a limited partnership of which Crown was the sole general partner before the Merger ("CAP"). Through the Merger and related transactions, PREIT acquired 26 wholly owned regional shopping malls and the remaining 50% interest in Palmer Park Mall in Easton, Pennsylvania.

         In the Merger, each Crown common share automatically was converted into the right to receive 0.3589 of a PREIT common share in a tax-free, share-for-share transaction. Accordingly, PREIT issued approximately 11,725,175 of its common shares to the former holders of Crown common shares. In addition, each Crown preferred share automatically was converted into the right to receive one newly-created PREIT 11% non-convertible senior preferred share (a "Preferred Share") with substantially the same rights, preferences, privileges, qualifications, limitations and restrictions as those of the previously existing Crown preferred shares. PREIT issued 2,475,000 Preferred Shares to the former holders of Crown preferred shares in connection with the Merger. Also as part of the Merger, options to purchase a total of 30,000 Crown common shares were replaced with options to purchase a total of 10,754 PREIT common shares with a weighted average exercise price of $21.13 per share and options to purchase a total of 421,100 CAP limited partnership units were replaced with options to purchase a total of 151,087 PREIT common shares with a weighted average exercise price of $17.23 per share. In addition, a warrant to purchase 100,000 Crown common shares automatically was converted into a replacement warrant to purchase 35,890 PREIT common shares at an exercise price of $25.0766 per share.

         In connection with the execution of the Merger Agreement, Crown and CAP entered into a distribution agreement (the "Crown Distribution Agreement"), PREIT and PALP entered into a contribution agreement (the "PREIT Contribution Agreement") and CAP and PALP entered into a contribution agreement (the "CAP Contribution Agreement"), each dated as of May 13, 2003. Pursuant to the Crown Distribution Agreement, two business days before the closing of the Merger, CAP distributed Crown's proportionate interest in all of CAP's assets and substantially all of CAP's liabilities (the "Distributed Share") to Crown in complete liquidation of Crown's partnership interests in CAP, including its general partner interest. Following this distribution transaction, Crown was replaced as the general partner of CAP by Crown American Investment Company ("CAIC"), an entity controlled by Mark E. Pasquerilla, who at the time was Crown's chairman and chief executive officer. CAP's sole limited partners following the distribution transaction are CAIC and Crown Investments Trust ("CIT"), which also is controlled by Mr. Pasquerilla.

         Pursuant to the PREIT Contribution Agreement, immediately after the closing of the Merger, PREIT contributed the Distributed Share - to which PREIT succeeded in the merger - to PALP in exchange for approximately 11,725,175 common units of limited partnership interest in PALP ("PALP OP Units") and

2,475,000 preferred units of limited partnership interest in PALP. The number of common and preferred units received by PREIT equals the number of PREIT common shares and Preferred Shares that PREIT issued to the former Crown common and preferred shareholders in the Merger. Pursuant to the CAP Contribution Agreement, immediately after the closing of the Merger, CAP contributed the remaining interest in all of CAP's assets - excluding a portion of CAP's interest in two partnerships - and substantially all of CAP's liabilities to PALP in exchange for 1,703,214 PALP OP Units.

         As a result of the distribution from CAP to Crown, followed by the merger of Crown with and into PREIT, followed by the contributions by PREIT and CAP to PALP, PALP acquired substantially all of CAP's assets and liabilities other than an 11% interest in the capital and 1% interest in the profits of two partnerships that own 14 shopping malls. CAP's retained interest in the two partnerships (the "Retained Interest") is subject to a put-call arrangement between CAP and PALP, pursuant to which PALP has the right to require CAP to contribute the Retained Interest to PALP following the 36th month after the closing of the Merger and CAP has the right to contribute the Retained Interest to PALP following the 40th month after the closing of the Merger, in each case in exchange for 341,297 additional PALP OP Units.

         In connection with the Merger, PREIT also assumed from Crown approximately $444 million of a first mortgage loan that has a final maturity date of September 10, 2025 and is secured by a portfolio of 15 properties at an interest rate of 7.43% per annum until September 10, 2008 and thereafter at an interest rate equal to the greater of (i) 10.43% per annum and (ii) the Treasury Rate plus 3.0% per annum. PREIT also assumed an additional $153 million in mortgages on certain properties with interest rates between 3.12% and 7.61% per annum.

         Also on November 20, 2003, PREIT completed the refinancing of its $200 million secured line of credit with a $500 million unsecured revolving line of credit (the "Credit Facility") with an option to increase the Credit Facility to $650 million under prescribed conditions. The Credit Facility bears interest at a rate between 1.5% and 2.5% per annum over LIBOR based on PREIT's leverage. The availability of funds under the Credit Facility is subject to PREIT's compliance with financial and other covenants and agreements, some of which are described below. The Credit Facility has a term of three years with an additional one year extension provided that there is no event of default at that time. PREIT used $170 million from its new line of credit to repay all of the indebtedness of approximately $154.9 million outstanding under Crown's line of credit facility with GE Capital Corporation, and to pay certain closing costs in connection with the merger.

         The Credit Facility, contains affirmative and negative covenants customarily found in facilities of this type, as well as requirements that PREIT maintain, on a consolidated basis (all capitalized terms used in this paragraph shall have the meanings ascribed to such terms in the Credit Agreement): (1) a minimum Tangible Net Worth of not less than 80% of the Tangible Net Worth of PREIT as of December 31, 2003 plus 75% of the Net Proceeds of all Equity Issuances effected at any time after December 31, 2003 by PREIT or any of its Subsidiaries minus the carrying value attributable to any Preferred Stock of the Company or any Subsidiary redeemed after December 31, 2003; (2) a maximum ratio of Total Liabilities to Gross Asset Value of 0.65:1; (3) a minimum ratio of EBITDA to Interest Expense of 1.90:1; (4) a minimum ratio of Adjusted EBITDA to

Fixed Charges of 1.50:1; (5) maximum Investments in unimproved real estate not in excess of 5.0% of Gross Asset Value; (6) maximum Investments in Persons (other than Subsidiaries and Unconsolidated Affiliates) not in excess of 10.0% of Gross Asset Value; (7) maximum Investments in Indebtedness secured by Mortgages in favor of PREIT, the Company or any other Subsidiary, not in excess of 5.0% of Gross Asset Value; (8) maximum Investments in Subsidiaries that are not Wholly Owned Subsidiaries and Investments in Unconsolidated Affiliates in excess of 10.0% of Gross Asset Value; (9) maximum Investments subject to the limitations in the preceding clauses (5) through (8) not in excess of 15.0% of Gross Asset Value; (10) a maximum Gross Asset Value attributable to any one Property not in excess of 15.0% of Gross Asset Value; (11) a maximum Total Budgeted Cost Until Stabilization for all properties under development not in excess of 10% of Gross Asset Value; (12) an aggregate amount of projected rentable square footage of all development properties subject to binding leases of not less than 50% of the aggregate amount of projected rentable square footage of all such development properties; (13) a maximum Floating Rate Indebtedness in an aggregate outstanding principal amount not in excess of one-third of all Indebtedness of PREIT, its Subsidiaries and its Unconsolidated Affiliates; (14) a maximum ratio of Secured Indebtedness of PREIT, its Subsidiaries and its Unconsolidated Affiliates to Gross Asset Value of 0.60:1;
(15) a maximum ratio of recourse Secured Indebtedness of the Borrower or Guarantors to Gross Asset Value of 0.25:1; and (16) a minimum ratio of EBITDA to Indebtedness of 0.130:1. As of the date of this report, PREIT is in compliance with all of these debt covenants.

         Upon the closing of the Merger, PREIT recognized a one-time restructuring charge of approximately $5.8 million, and expects to incur additional expenses of approximately $1.3 million in connection with the Merger.

         In connection with the execution of the Merger Agreement, CAP and CIT entered into an Agreement of Exchange, dated as of May 13, 2003. Pursuant to the exchange agreement, immediately before the distribution of the Distributed Share from CAP to Crown, CAP transferred Pasquerilla Plaza in Johnstown, Pennsylvania, where Crown formerly maintained its executive offices, to CIT in exchange for 14 unimproved parcels of property adjacent to three of Crown's malls and approximately $1.25 million in cash. PREIT has agreed to enter into a lease with CIT with respect to certain space in Pasquerilla Plaza for use in connection with PREIT's post-closing transition activities and is continuing to negotiate with an entity controlled by Mark Pasquerilla for the sale of certain personal property in Pasquerilla Plaza by PREIT to that entity. PREIT also contracted with an entity controlled by Mr. Pasquerilla to provide information technology support services to PREIT at Pasquerilla Plaza during the transition period, which is expected to last for approximately six months, although PREIT has the option of extending the period for up to an additional three months. Following the conclusion of the transition period, the entity controlled by Mr. Pasquerilla has the option of obtaining from PREIT much of the information technology equipment, either through assumption of remaining lease payments for the equipment, meeting the buyout terms of leases or through direct purchase from PREIT.

         In connection with the execution of the Merger Agreement, the cash flow support obligations of Mr. Pasquerilla and entities affiliated with Mr. Pasquerilla (the "Pasquerilla Group") to Crown and CAP were terminated in consideration for a reduction in the Pasquerilla Group's economic interest in CAP. In addition, the Pasquerilla Group entered into an indemnification agreement with PREIT and PALP, dated as of May 13, 2003, whereby the Pasquerilla Group agreed to indemnify PREIT and PALP for certain liabilities that PREIT and PALP may incur as a result of various transactions among the Pasquerilla Group, on the one hand, and Crown and CAP, on the other hand. The indemnification agreement also provides for certain participation rights for PREIT in any net proceeds received by the Pasquerilla Group upon the resale of Oak Ridge Mall or Pasquerilla Plaza in excess of specified amounts within specified time periods.

         PREIT and PALP also entered into a tax protection agreement with the members of the Pasquerilla Group in connection with the Merger. Under this tax protection agreement, PREIT and PALP agreed not to dispose of certain protected properties acquired in the Merger in a taxable transaction until November 20, 2011 or until the Pasquerilla Group collectively owns less that 25% of the aggregate of the shares and PALP OP Units that they acquired in the Merger. If PREIT or PALP violates the tax protection agreement during the first five years of the protection period, they would owe as damages the sum of the hypothetical tax owed by the Pasquerilla Group, plus an amount intended to make the Pasquerilla Group whole for taxes that may be due upon receipt of those damages. From the end of the first five years through the end of the tax protection period, damages are intended to compensate the affected parties for interest expense incurred on amounts borrowed to pay the taxes incurred on the prohibited sale. If PREIT or PALP were to sell properties in violation of the tax protection agreement, the amounts that PREIT or PALP would be required to pay to the Pasquerilla Group could be substantial.

         The members of the Pasquerilla Group entered into several additional agreements with PREIT and PALP in connection with the closing of the Merger. These agreements include (1) a shareholder agreement, under which the Pasquerilla Group agreed that, for a period of five years and nine months following the closing of the Merger, if any of them transfer the PREIT common shares received by them in connection with the Merger or the related transactions other than in accordance with the terms of the shareholder agreement, they will forfeit a portion of their rights under the tax protection agreement or, in certain circumstances, Mr. Pasquerilla can elect to surrender his seat on PREIT's board of trustees in lieu of forfeiting a portion of the rights under the tax protection agreement; (2) a registration rights agreement, under which PREIT granted to the Pasquerilla Group certain registration rights in respect of the PREIT common shares and the PREIT common shares underlying PALP OP Units received by them in connection with the Merger and the related transactions; (3) a standstill agreement, under which the Pasquerilla Group agreed to certain restrictions on their ability to acquire additional securities of PREIT or otherwise seek, alone or together with others, to acquire control of the board of trustees of PREIT, which restrictions will remain in place until the later of the eighth anniversary of the closing of the Merger or such time as Mr. Pasquerilla no longer serves as a trustee of PREIT; (4) a non-competition agreement, under which the Pasquerilla Group agreed that, for a period of eight years following the closing of the Merger, they will not engage in certain activities that would be competitive with PREIT, solicit PREIT's employees or induce PREIT's business contacts to curtail or terminate their business relationship with PREIT; and (5) an intellectual property license agreement under which certain members of the Pasquerilla Group granted a non-exclusive, non-assignable, non-transferable, non-sublicenseable, royalty-free license for PREIT and its affiliates to use certain intellectual property and domain names associated with the Crown name and logo.

         At the next regularly scheduled meeting of PREIT's board of trustees, the PREIT board of trustees will be expanded by two members and Mr. Pasquerilla and Donald F. Mazziotti, a former trustee of Crown, will be added to PREIT's board of trustees. In addition, assuming the redemption of their PALP OP Units for PREIT shares, the Pasquerilla Group owns approximately 7.6% of PREIT's outstanding common shares.

         The foregoing description of the Merger, the related transactions, the Merger Agreement and other related agreements is qualified in its entirety by reference to the Merger Agreement and other related agreements attached as exhibits hereto, each of which is incorporated herein by reference.

         This report contains certain "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts. These forward-looking statements reflect PREIT's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT's business is subject to uncertainties regarding the revenues, operating expenses, leasing activities, occupancy rates, and other competitive factors relating to PREIT's portfolio and changes in local market conditions as well as general economic, financial and political conditions, including the possibility of outbreak or escalation of war or terrorist attacks, any of which may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements. PREIT does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements or industry information set forth in this report to reflect new information, future events or otherwise.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a) Financial Statements of Business Acquired.

                  Audited Consolidated Financial Statements of Crown American Realty Trust as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000 (attached hereto as Exhibit 99.1).

                  Unaudited Consolidated Financial Statements of Crown American Realty Trust as of September 30, 2003 and for the three and nine month periods ended September 30, 2003 and 2002 (attached hereto as Exhibit 99.2).

         (b) Pro Forma Financial Information.

                                             PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                                       PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                                   INDEX TO FINANCIAL STATEMENTS

                                                                                                                             Page
                                                                                                                             ----
INTRODUCTORY NOTE                                                                                                             F-2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

   Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003................................................    F-3

   Pro Forma Condensed Consolidated Statements of Income for the nine months ended September 30, 2003 and the
     year ended December 31, 2002.........................................................................................    F-4

   Notes to Pro Forma Condensed Consolidated Financial Statements.........................................................    F-6

                          UNAUDITED PRO FORMA CONDENSED

                       CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated financial information sets forth:

         o the historical financial information as of September 30, 2003, for the nine months ended September 30, 2003 and for the year ended December 31, 2002 derived from PREIT's and Crown's audited and unaudited financial statements;

         o adjustments to give effect to the acquisition of interests in seven enclosed shopping malls during the second and third quarters of 2003 (collectively, the "Completed Acquisitions"). PREIT's historical balance sheet as of September 30, 2003 reflects the acquisition of six properties that were acquired from The Rouse Company in the second quarter of 2003, consisting of five wholly-owned properties and a 73% interest in a partnership that owns a sixth property (New Castle Associates that owns Cherry Hill Mall). The purchase price allocation for Cherry Hill Mall is equal to 73% of the fair value of the property acquired (reflecting the Company's 73% acquired ownership interest) plus the remaining 27% carryover basis, which is based on the historical basis of New Castle Associates. New Castle Associates is consolidated for financial reporting purposes. The Company expects to issue 609,317 PREIT Operating Partnership units in 2004 to purchase the remaining 27% minority interest in New Castle Associates. PREIT also acquired the remaining 70% of the economic interest in Willow Grove Park from its joint venture partner in September 2003;

         o the sale of 15 wholly-owned multifamily properties and the interests in four joint ventures owning multifamily properties during the second and third quarters of 2003 (collectively, the "Multifamily Sales"). The Completed Acquisitions and the Multifamily Sales are collectively referred to as the "Completed Transactions";

         o adjustments to give effect to the merger of Crown with and into PREIT, including (i) the acquisition of the assets and liabilities of Crown American, including 12 wholly-owned enclosed shopping malls, an 89% interest in 14 enclosed shopping malls and a 50% partnership interest in a shopping mall, (ii) the issuance of 11,725,175 PREIT shares of beneficial interest, (iii) the issuance of 2,475,000 PREIT preferred shares, and (iv) the issuance of 1,703,214 Operating Partnership units. The Company expects to issue an additional 341,297 PREIT Operating Partnership units in 2006 to purchase the remaining 11% minority interest in the 14 shopping malls; and

         o the pro forma, as adjusted, unaudited condensed consolidated balance sheet as of September 30, 2003 and the pro forma, as adjusted, unaudited condensed consolidated statements of income for the nine months ended September 30, 2003 and for the year ended December 31, 2002, as adjusted to give effect to the Completed Transactions and the merger of Crown with and into PREIT.

         You should read the information below along with all other financial information and analysis presented or incorporated by reference in this Form 8-K. The unaudited pro forma condensed consolidated financial information is presented for information purposes only, and PREIT's management does not expect that this information will reflect PREIT's future results of operations or financial position. The unaudited pro forma adjustments are based on available information and upon assumptions that PREIT believes are reasonable. The purchase accounting allocations made by management in connection with the unaudited pro forma financial information are based on the assumptions and estimates of management, and are subject to reallocation when the final purchase accounting takes place. The unaudited pro forma condensed consolidated financial information assumes that the Completed Transactions and the merger of Crown with and into PREIT were completed as of September 30, 2003 for the purposes of the unaudited pro forma condensed consolidated balance sheet and as of January 1, 2002 for purposes of the unaudited pro forma condensed consolidated statements of income. The unaudited pro forma financial information has not been adjusted to reflect the effects of PREIT's August 2003 equity offering on periods prior to the date of the offering.

                                        Pennsylvania Real Estate Investment Trust

                                      Pro Forma Condensed Consolidated Balance Sheet

                                                 As of September 30, 2003

                                                       (Unaudited)

                                                      (In thousands)

                                                                                                               Company
                                                 PREIT             Crown             Pro Forma                Pro Forma
                                               Historical  (a)  Historical    (b)   Adjustments   (c),(d)     As Adjusted
                                               ---------------------------------------------------------------------------
Assets
Investments in real estate, net                $1,100,795        $ 776,787            $525,072    (e)         $2,402,654

Investments in and advances to partnerships
  and joint ventures, at equity                    15,892            2,681              (2,724)   (f)             15,849
                                               ----------        ---------            --------    ---         ----------
                                                1,116,687          779,468             522,348                 2,418,503
Other assets:
Cash and cash equivalents                          38,400           19,303                 251    (d)             57,954
Rents and sundry receivables                       13,339           14,870              (8,791)   (g)             19,418
Intangible assets, net                             55,958                -              61,728    (h)            117,686
Deferred costs and other assets, net               41,628           17,762                (334)   (i)             59,056
                                               ----------        ---------            --------                ----------
                                               $1,266,012        $ 831,403            $575,202                $2,672,617
                                               ==========        =========            ========                ==========



Liabilities and Shareholders' Equity


Mortgage notes payable                           $620,535        $ 754,435            $(75,186)   (j)         $1,299,784
Bank loans payable                                      -                -             155,228    (j)            155,228
Tenants' deposits and deferred rents                6,928                -                 177    (d)              7,105
Accrued expenses and other liabilities             31,951           42,973              40,728    (k)            115,652
                                               ----------        ---------            --------                ----------
                                                  659,414          797,408             120,947                 1,577,769



Minority interest:

Minority interest in properties                     5,991                -              39,067    (l)             45,058
Minority interest in Operating Partnership         58,270                -              47,690    (l)            105,960
                                               ----------        ---------            --------                ----------
Total minority interest                            64,261                -              86,757                   151,018
                                               ----------        ---------            --------                ----------


Shareholders' equity:

Preferred shares                                        -               25                   -    (l)                 25
Shares of beneficial interest                      23,481              355              11,370    (l)             35,206
Capital contributed in excess of par              407,739          353,297              44,228    (l)            805,264
Deferred compensation                              (3,901)               -                   -                    (3,901)
Accumulated other comprehensive loss               (1,929)               -                   -                    (1,929)
Retained earnings/(Distributions in excess
  of net income)                                  116,947         (319,682)            311,900    (l)            109,165
                                               ----------        ---------            --------                ----------
Total shareholders' equity                        542,337           33,995             367,498                   943,830
                                               ----------        ---------            --------                ----------
                                               $1,266,012        $ 831,403            $575,202                $2,672,617
                                               ==========        =========            ========                ==========

                                            Pennsylvania Real Estate Investment Trust

                                       Pro Forma Condensed Consolidated Statement of Income

                                           For the Nine Months Ended September 30, 2003

                                                           (Unaudited)

                                             (In thousands, except per share amounts)

                                                       Completed
                                                       Transactions                                                  Company
                      PREIT           Completed        Pro Forma     PREIT      Crown           Pro Forma            Pro forma
                      Historical (m)  Transactions     Adjustments   Adjusted   Historical (u)  Adjustments (v),(w)  As Adjusted
                      ----------------------------------------------------------------------------------------------------------
Revenue
Real estate revenue

Base rent             $   62,824        $ 29,607  (n)  $     772  (o) $ 93,203  $  99,666       $ 3,600         (x)  $ 196,469

Expense
  reimbursements          26,389          20,335  (n)          -        46,724     44,542         1,168         (y)     92,434

Percentage rent              948             488  (n)          -         1,436      4,361            20         (z)      5,817
Lease termination
  revenue                    285           1,019  (n)          -         1,304          -             -                  1,304
Other real estate
  revenue                  1,712           2,590  (n)          -         4,302          -           162        (aa)      4,464
                      ----------        --------       ---------      --------  ---------       -------              ---------
Total real estate
  revenue                 92,158          54,039             772       146,969    148,569         4,950                300,488
Management company
  revenue                  7,946               -            (825) (p)    7,121      2,320          (210)       (bb)      9,231
Interest and other
  income                     552               -               -           552          -             -                    552
                      ----------        --------       ---------      --------  ---------       -------               --------
Total revenue            100,656          54,039             (53)      154,642    150,889         4,740                310,271
                      ----------        --------       ---------      --------  ---------       -------              ---------

Expenses
Property operating
  expenses               (32,888)        (23,120) (n)       (160) (p)  (56,168)   (57,710)       (1,430)       (cc)   (115,308)
Depreciation and
  amortization           (19,699)              -         (14,141) (q)  (33,840)   (35,964)        1,773        (dd)    (68,031)
General and
  administrative
  expenses               (22,168)              -               -       (22,168)    (8,489)          368        (ee)    (30,289)
                      ----------        --------       ---------      --------  ---------       -------              ---------
                         (74,755)        (23,120)        (14,301)     (112,176)  (102,163)          711               (213,628)


Interest expense         (21,626)         (6,230) (n)    (11,526) (r)  (39,382)   (38,174)        7,956        (ff)    (69,600)
Equity in income of
  partnerships and
  joint ventures           5,621               -            (514) (s)    5,107          -          (627)       (gg)      4,480
Gains on sales of
  interests in real
  estate                  11,742               -               -        11,742        274             -                 12,016
                      ----------        --------       ---------      --------  ---------       -------              ---------
Income from
  continuing
  operations before
  minority interest       21,638          24,689         (26,394)       19,933     10,826        12,780                 43,539
Minority interest
  in properties             (518)                           (413) (t)     (931)         -          (553)       (hh)     (1,484)
Minority interest
  in Operating
  Partnership             (2,099)              -            (105) (t)   (2,204)    (1,613)         (355)       (hh)     (4,172)
                      ----------        --------       ---------      --------  ---------       -------              ---------
Income from
  continuing
  operations          $   19,021        $ 24,689       $ (26,912)     $ 16,798  $   9,213       $11,872              $  37,883
                      ----------        --------       ---------      --------  ---------       -------              ---------
Basic income from
  continuing
  operations
  per share           $     1.08                                                                                     $    0.94  (ii)
                      ----------                                                                                     ---------
Diluted income from
  continuing
  operations
  per share           $     1.06                                                                                     $    0.93  (ii)
                      ----------                                                                                     ---------

Weighted average
  number of shares
  outstanding:

  Basic                   17,560                                                                                        29,285  (ii)
                      ----------                                                                                     ---------
  Diluted                 17,874                                                                                        29,646  (ii)
                      ----------                                                                                     ---------

                                                       Pennsylvania Real Estate Investment Trust

                                                 Pro Forma Condensed Consolidated Statement of Income

                                                         For the Year Ended December 31, 2002

                                                                      (Unaudited)

                                                       (In thousands, except per share amounts)

                                                       Completed
                                                       Transactions                                                  Company
                      PREIT           Completed        Pro Forma     PREIT      Crown           Pro Forma            Pro forma
                      Historical (m)  Transactions     Adjustments   Adjusted   Historical (u)  Adjustments (v),(w)  As Adjusted
                      ----------------------------------------------------------------------------------------------------------
Revenue

Real estate revenue

Base rent                $46,022        $ 73,841  (n)  $   2,433  (o) $122,296  $ 126,022       $13,359         (x)  $ 261,677
Expense
    reimbursements        12,959          46,721  (n)          -        59,680     50,891         5,402         (y)    115,973

Percentage rent            1,948           1,683  (n)          -         3,631      6,650           195         (z)     10,476
Lease termination
    revenue                  754           2,638  (n)          -         3,392          -            35         (v)      3,427

Other real estate
    revenue                1,658           4,265  (n)          -         5,923          -           472        (aa)      6,395
                      ----------        --------       ---------      --------  ---------       -------              ---------
Total real estate
    revenue               63,341         129,148           2,433       194,922    183,563        19,463                397,948
Management company
    revenue               11,003               -          (1,741) (p)    9,262      2,441          (250)       (bb)     11,453
Interest and other
    income                   711               -               -           711          -             -                    711
                      ----------        --------       ---------      --------  ---------       -------              ---------
Total revenue             75,055         129,148             692       204,895    186,004        19,213                410,112
                      ----------        --------       ---------      --------  ---------       -------              ---------

Expenses
Property operating
    expenses             (16,265)        (53,183) (n)       (425) (p)  (69,873)   (66,756)       (6,479)       (cc)   (143,108)
Depreciation and
    amortization         (12,969)              -         (26,191) (q)  (39,160)   (44,375)       (1,887)       (dd)    (85,422)
General and
    administrative
    expenses             (24,747)              -               -       (24,747)    (6,822)          490        (ee)    (31,079)
                      ----------        --------       ---------      --------- ---------       -------              ---------
                         (53,981)        (53,183)        (26,616)     (133,780)  (117,953)       (7,876)              (259,609)

Interest expense         (15,378)         (9,189) (n)    (23,651) (r)  (48,218)   (55,050)        8,699        (ff)    (94,569)
Equity in income of
    partnerships and
    joint ventures         7,449               -            (829) (s)    6,620          -          (872)       (gg)      5,748
Gains on sales of
    interests in real
    estate                     -               -                             -        369             -                    369
                      ----------        --------       ---------      --------  ---------       -------              ---------
Income before
    minority interest
    and discontinued
    operations            13,145          66,776         (50,404)       29,517     13,370        19,164                 62,051
Minority interest in
    properties                 -               -          (1,244) (t)   (1,244)         -          (737)       (hh)     (1,981)
Minority interest in
    Operating
    Partnership           (1,307)              -          (2,312) (t)   (3,619)    (5,351)        3,256        (hh)     (5,714)
                      ----------        --------       ---------      --------  ---------       -------              ---------
Income from
    continuing
    operations           $11,838        $ 66,776       $ (53,960)     $ 24,654  $   8,019       $21,683              $  54,356
                      ----------        --------       ---------      --------  ---------       -------              ---------
Basic income from
    continuing
    operations
    per share            $  0.73                                                                                     $    1.46  (ii)
                      ----------                                                                                     ---------
Diluted income from
    continuing
    operations
    per share            $  0.72                                                                                     $    1.45  (ii)
                      ----------                                                                                     ---------

Weighted average
    number of shares
    outstanding:

  Basic                   16,162                                                                                        27,887  (ii)
                      ----------                                                                                     ---------
  Diluted                 16,388                                                                                        28,160  (ii)
                      ----------                                                                                     ---------

   Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

1.  Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

    a. Reflects PREIT's historical consolidated balance sheet as of September 30, 2003.

    b. Reflects Crown's historical consolidated balance sheet as of September 30, 2003. Certain amounts were reclassified to conform to PREIT's balance sheet presentation.

    c. Reflects the adjustments to step-up Crown's assets and liabilities to estimated fair value. The purchase price, purchase price allocation and financing of the merger transaction are summarized as follows:

         ($000's)
         --------
         Preferred stock................................... $123,750  See note l
         Shares of beneficial interest.....................  328,305  See note l
         Operating Partnership units.......................   47,690  See note l
         Options to purchase shares of beneficial interest.      837  See note l
         Impact of minority interest carryover basis.......   (4,550) See note l
                                                            --------
         Total purchase consideration...................... $496,032
                                                            ========

       The Company has allocated the purchase price to the estimated fair value of the net assets acquired and liabilities assumed as follows:

         ($000's)
         --------
         Investments in real estate........................ $516,397  See note e
         Above-market lease intangibles....................    8,005  See note h
         In-place lease intangibles........................   53,723  See note h
         Deferred financing costs..........................    5,141  See note i
                                                            --------
         Total assets......................................  583,266
                                                           ---------
         Debt premium......................................  (61,722) See note j
         Palmer Park mortgage..............................   (9,160) See note d
         Liabilities and restructuring accruals............  (27,128) See note k
         Below-market lease intangibles....................   (7,280) See note k
         Other working capital, net........................  (15,939)
                                                           ---------
         Total liabilities assumed......................... (121,229)
                                                           ---------
         Net fair value adjustments........................  462,037
         Crown's net book value of assets acquired.........   33,995  See note l
                                                           ---------
         Total net assets acquired......................... $496,032
                                                            ========

       The Company's policies for the purchase accounting of fixed assets and intangible assets are described below.

       Amounts allocated to land, building and intangible assets are based on management's preliminary estimates of their fair value based on management's pre-acquisition due diligence performed in connection with the purchase of the interest.

       The value of intangible assets acquired is measured based on the difference between (i) prices of the acquired properties and (ii) the properties valued as-if vacant. Factors considered by management in their analysis of the "as-if vacant" value include lost rentals at market rates during an expected lease-up period, which primarily ranges from two to six months, and costs to execute similar leases including leasing commissions, legal and other related expenses.

       The total amount of other intangible assets acquired is allocated to (i) in-place lease values and (ii) above-market and below-market lease values. No value has been allocated to customer relationship intangibles as the Company has pre-existing business relationships with substantially all of the major retailers in the properties acquired, and the properties acquired provide no incremental value over such existing relationships.

       The value of in-place leases is amortized to expense over the remaining portion of the current term of the respective leases, primarily ranging from two to ten years. Should a tenant terminate its lease, the unamortized portion of the in-place lease value would be charged to expense.

       Above-market and below-market in-place lease values for acquired properties are recorded based on the present value (using a discount rate that reflects the risks associated with the property acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) management's estimates of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values are amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases.

       The capitalized below-market lease values are amortized as an increase to rental income over the initial term and any fixed-rate renewal periods of the respective leases.

       Crown incurred non-capitalizable expenses totaling approximately $7.8 million in connection with the merger. These costs are reflected as an increase to accrued expenses and other liabilities (see note k) and a decrease to retained earnings/ (distributions in excess of net income) (see note l).

       PREIT acquired an 89% interest in Crown's properties that are located in Pennsylvania (the "Pennsylvania Properties"). The remaining 11% is expected to be purchased by PREIT three years and one day after the merger date. The minority interest value assigned to the 11% minority interest reflects 11% of the historical carrying value in the Pennsylvania Properties of $39.1 million. This amount is reflected as an increase in minority interest in properties and a decrease in capital contributed in excess of par. If PREIT acquires the remaining 11% of the Pennsylvania Properties, the remaining 11% property basis will be stepped-up to fair value, for an expected increase to investments in real estate of approximately $4.6 million.

    d. Reflects pro forma adjustments to consolidate PREIT's 50% interest in Palmer Park Mall ("Palmer Park"). PREIT accounts for Palmer Park under the equity method of accounting. Crown owned the remaining 50% interest in Palmer Park. In connection with the merger with Crown, PREIT now owns a 100% interest in Palmer Park, and it is consolidated for financial reporting purposes. PREIT retained its historical carryover basis in 50% of the consolidated assets and liabilities of Palmer Park. The 50% portion of Palmer Park that PREIT acquired in connection with the merger with Crown will be stepped-up to fair value, as described in note c. The effects of consolidating PREIT's historical share of its investment in Palmer Park, including its portion of assets and liabilities of the venture as of September 30, 2003 are as follows:

         ($000's)
         --------
         Investment in real estate, at cost.............     $14,223
         Accumulated depreciation.......................      (5,548)
                                                             -------
         Investment in real estate, net.................       8,675  See note e
         Cash and cash equivalents......................         251
         Rents and sundry receivables...................          50  See note g
         Deferred costs and other assets, net...........         513  See note i
                                                             -------
         Total assets...................................     $ 9,489
                                                             =======

         Mortgage note payable (1)......................     $(9,160)
         Tenants' deposits and deferred rents...........        (177)
         Accrued expenses and other liabilities.........        (109) See note k
                                                             -------

         Total liabilities..............................     $(9,446)
                                                             =======

         Net equity investment in Palmer Park...........        $(43) See note f
                                                             =======

         (1) The total mortgage for Palmer Park Mall is $18.3 million. The 50% portion of the mortgage balance shown in this note reflects the consolidation of PREIT's equity interest in Palmer Park. The other 50% portion of the mortgage balance reflected in note c reflects the additional mortgage that PREIT will assume as a result of the Crown merger. The total mortgage balance of $18.3 million is included in the net pro forma mortgage payable adjustment (see note j).

    e. Reflects pro forma adjustments to investments in real estate and accumulated depreciation. Amounts allocated to land and building are based on management's estimates of the fair value of the acquired properties based on management's pre-acquisition due diligence performed in connection with the purchase of the respective properties. Intangible asset allocations are reflected in note c.

         ($000's)
         --------
         Investments in real estate
         Step-up of historical Crown cost to fair value (see note c)... $516,397 Consolidation of PREIT's investment in Palmer Park real
          estate, net (see note d).....................................    8,675
                                                                        --------
                                                                        $525,072
                                                                        ========

       The cost and accumulated depreciation of PREIT's and Crown's investments in real estate, on historical and pro forma bases are as follows:

                                   Investments in real  Accumulated    Net book
         ($000's)                    estate, at cost   depreciation     value
         --------                    ---------------   ------------  ----------
         PREIT historical.........       $1,161,717      $(60,922)   $1,100,795
         Palmer Park Mall.........           14,223        (5,548)        8,675
         Crown historical.........        1,287,690      (510,903)      776,787
         Allocation of fair value.            5,494       510,903       516,397
                                         ----------      --------    ----------

         Total....................       $2,469,124      $(66,470)   $2,402,654
                                         ==========      ========    ==========

       The acquired Crown real estate assets and the allocation of fair value are allocated to land and building as follows:

         ($000's)
         --------
         Land......................................................  $  258,637
         Building..................................................   1,034,547
                                                                     ----------
                                                                     $1,293,184
                                                                     ==========

    f. Reflects pro forma adjustments to investments in partnerships and joint ventures to consolidate Palmer Park Mall.

         ($000's)
         --------
         Elimination of Crown's equity investment in Palmer Park...     $(2,681)
         Elimination of PREIT's equity investment in Palmer Park
          (see note d).............................................         (43)
                                                                        -------
                                                                        $(2,724)
                                                                        =======

    g. Reflects pro forma adjustments to rents and sundry receivables.

         ($000's)
         --------
         Elimination of Crown's historical straight-line rents
           receivable..........................................         $(8,841)
         Consolidation of Palmer Park accounts receivable
           (see note d)........................................              50
                                                                        -------
                                                                        $(8,791)
                                                                        =======

    h. Reflects pro forma adjustments to intangible assets, net.

         ($000's)
         --------
         Adjustment to record Crown's in-place lease intangibles
          (see note c).............................................     $53,723
         Adjustment to record Crown's above-market lease intangibles
          (see note c).............................................       8,005
                                                                        -------
                                                                        $61,728
                                                                        =======

    i. Reflects pro forma adjustments to deferred costs and other assets, net. Costs of approximately $5.1 million were incurred in connection with financing activities related to the Crown merger.

         ($000's)
         --------
         Adjustment to record deferred financing costs (see note c)...   $5,141
         Adjustment to adjust Crown's historical deferred costs and other assets, net, to fair value by eliminating deferred
           financing costs............................................   (5,988)
         Adjustment to record Palmer Park historical deferred costs and
           other assets, net (see note d).............................      513
                                                                         ------
                                                                         $ (334)
                                                                         ======

    j. Reflects the pro forma adjustments to mortgage notes payable and bank loans payable. PREIT entered into new borrowings consisting of additional line of credit borrowings of $155.2 million at a rate of 3.37% that paid off Crown's existing line of credit with a balance of $147.7 million at September 30, 2003 and reduce mortgage loans payable by $7.5 million.

       The fixed interest rates on the mortgage notes payable that PREIT assumed upon the completion of the merger with Crown are at above-market rates. PREIT recorded a debt premium adjustment of approximately $61.7 million to reflect the difference between the fixed interest rates and the market interest rates for those borrowings. The debt premium was calculated based on management's estimates of market interest rates on similar completed mortgage transactions. PREIT determined that the market interest rates for these four borrowings were between 5.00% and 5.75%, compared with existing fixed interest rates between 6.15% and 7.61%.

         ($000's)
         --------
         Mortgage notes payable
         Repayment of existing Crown long-term borrowings..........   $(155,228)
         Adjustment to record debt premium resulting from Crown
           merger (see note c).....................................      61,722
         Adjustment to record Palmer Park mortgage note
           (see note d)............................................      18,320
                                                                      ---------
                                                                      $ (75,186)
                                                                      =========

         Bank loans payable
         Additional bank loan borrowings resulting from Crown merger   $155,228
                                                                       ========

    k. Reflects pro forma adjustments to accrued expenses and other liabilities.

         ($000's)
         --------
         Adjustment to record Crown's below-market leases
          (see note c)..........................................        $ 7,280
         Adjustment to eliminate certain of Crown's historical
          accrued expenses not acquired.........................         (1,571)
         Liabilities and restructuring accruals (see note c)....         27,128
         Adjustment to accrue merger costs (see notes c and l)..          7,782
         Adjustment to record Palmer Park historical accrued
          expenses and other liabilities (see note d)...........            109
                                                                        -------
                                                                        $40,728
                                                                        =======

       The liabilities and restructuring accruals aggregate an estimated $27.1 million and are comprised of $10.9 million related to payments to employees for severance and relocation costs, $10.3 million of professional fees, $5.1 million of deferred financing costs and $0.8 million of prepayment and lender fees. The Company has also estimated that it will have to make cash expenditures of an additional $21.1 million for merger and integration costs associated with the Crown merger that are expected to be non-recurring, and that are not part of the Crown purchase accounting. Adjustments for such costs have not been included in the pro forma balance sheet or statements of income.

    l. In connection with the merger, we issued 0.3589 PREIT shares of beneficial interest for each outstanding common share of Crown. This resulted in the issuance of 11,725,175 PREIT shares at an aggregate par value of approximately $11.7 million and additional paid-in capital of approximately $316.6 million based on a share price of $28.00 at May 13, 2003.

       Also in connection with the merger, we issued 0.2053 Operating Partnership ("OP") units in PREIT Associates for each outstanding operating partnership unit of Crown American Properties, L.P. This resulted in the issuance of 1,703,214 OP Units at a value of approximately $47.7 million based on a share price of $28.00 at May 13, 2003.

       Also in connection with the merger, we issued new preferred shares to the former holders of Crown's non-convertible senior preferred shares. A total of 2,475,000 preferred shares was issued at a par value of $0.01 per share and a liquidation value of $50.00 per share, or approximately $123.8 million.

       Also in connection with the merger, we issued options to purchase 161,851 PREIT shares of beneficial interest in exchange for vested Crown options outstanding. The options have a value of $5.17 per PREIT option at May 13, 2003 based on a Black-Scholes option valuation model, for an approximate total value of $0.8 million.

       The following table summarizes the pro forma impact of the equity transactions noted above, as well as the elimination of Crown's historical minority interest and shareholders' equity accounts.

                                                                                                        Retained
                                                   Minority                                              earnings
                                     Minority     interest in             Shares of       Capital      (Distributions
                                    interest in    Operating  Preferred   beneficial  contributed in    in excess of
       ($000's)                      properties   Partnership   shares     interest    excess of par     net income)   Total
       --------                     -----------   ----------- ---------   ----------  --------------    ------------ --------
       Issuance of shares of
         beneficial interest........    $    --       $    --    $   --     $11,725      $316,580         $     --   $328,305
       Issuance of OP Units.........         --        47,690        --          --            --               --     47,690
       Issuance of preferred shares.         --            --        25          --       123,725               --    123,750
       Issuance of options to
         purchase shares of
         beneficial interest........         --            --        --          --           837               --        837
       Adjustment to record
         minority interest on
         Pennsylvania properties
         (see note c)...............     39,067            --        --          --       (39,067)               --        --
       Impact of minority interest
         carryover basis............         --            --        --          --        (4,550)               --    (4,550)
       Adjustment to record Crown
         merger costs...............         --            --        --          --            --           (7,782)    (7,782)
       Elimination of Crown's
         historical minority
         interest and shareholders'
         equity accounts............         --            --       (25)       (355)     (353,297)         319,682    (33,995)
                                        -------       -------    ------     -------      --------         --------   --------
                                        $39,067       $47,690    $   --     $11,370      $ 44,228         $311,900   $454,255
                                        =======       =======    ======     =======      ========         ========   ========

2. Adjustments to the Pro Forma Condensed Consolidated Statements of Income--Year Ended December 31, 2002 and nine month period ended September 30, 2003.

    m. Reflects PREIT's historical results of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited).

    n. In the second quarter of 2003, the Company acquired interests in six properties from the Rouse Company consisting of The Gallery at Market East, Moorestown Mall, Exton Square Mall, Echelon Mall, Plymouth Meeting Mall and a 73% joint venture partnership interest in New Castle Associates. New Castle Associates acquired Cherry Hill Mall in a transaction that immediately preceded the Company's acquisition of the New Castle Associates partnership interest. Such interest is consolidated for accounting purposes. The Gallery at Market East, Moorestown Mall, Exton Square Mall and the interest in New Castle Associates were acquired on April 28, 2003. Echelon Mall and Plymouth Meeting Mall were acquired on June 5, 2003.

       On September 2, 2003, the Company acquired an additional 70% interest in Willow Grove Park, an enclosed mall located in Willow Grove, Pennsylvania. The Company now owns 100% of Willow Grove Park. These acquisitions are collectively referred to as the "Completed Acquisitions." The adjustments reflect the historical results of operations, prior to acquisition, for properties acquired by PREIT in the Completed Acquisitions for the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited).

                                                       Year Ended December 31, 2002     Nine Months Ended September 30, 2003
                                                 -------------------------------------- ------------------------------------
                                                     Rouse       Willow     Completed      Rouse      Willow     Completed
       ($000's)                                  Acquisitions  Grove Park  Acquisitions Acquisitions Grove Park Acquisitions
       -------                                   ------------  ----------  ------------ ------------ ---------- ------------
       Revenue
       Real estate revenue
         Base rent............................     $ 61,560      $12,281     $ 73,841     $ 21,385     $ 8,222    $ 29,607
         Expense reimbursements...............       37,136        9,585       46,721       13,947       6,388      20,335
         Percentage rent......................        1,583          100        1,683          463          25         488
         Lease termination revenue............        2,638           --        2,638        1,019          --       1,019
         Other real estate revenue............        1,879        2,386        4,265        1,433       1,157       2,590
                                                   --------      -------     --------     --------     -------    --------
       Total real estate revenue..............      104,796       24,352      129,148       38,247      15,792      54,039
                                                   --------      -------     --------     --------     -------    --------
       Expenses
       Property operating expenses............      (44,666)      (8,517)     (53,183)     (17,108)     (6,012)    (23,120)
       Interest expense.......................           --       (9,189)      (9,189)          --      (6,230)     (6,230)
                                                   --------      -------     --------     --------     -------    --------
       Income from continuing operations......     $ 60,130      $ 6,646     $ 66,776     $ 21,139     $ 3,550    $ 24,689
                                                   --------      -------     --------     --------     -------    --------

    o. Reflects the additional revenue associated with straight-line rent adjustments and amortization of leases to market rates as a result of Completed Acquisitions.

                                                                 Year Ended       Nine Months Ended
         ($000's)                                             December 31, 2002  September 30, 2003
         --------                                             -----------------  ------------------
         Straight-line rent...............................            $2,887              $ 958
         Amortization of above/below market rents.........              (454)              (186)
                                                                      ------              -----
                                                                      $2,433              $ 772
                                                                      ======              =====


    p. Reflects the pro forma adjustments resulting from changes in properties managed by PREIT-RUBIN, Inc. as the result of the Completed Acquisitions. PREIT-RUBIN, Inc. no longer manages Christiana Mall and Willow Grove Park (PREIT Services, LLC now manages Willow Grove Park, but does not receive a management fee). PREIT-RUBIN, Inc. manages Cherry Hill Mall for a management fee equal to 5.25% of Cherry Hill Mall's revenues. The pro forma adjustment for Cherry Hill Mall reflects only the portion of the management fee that is attributable to the Company's partner's 27% minority interest in the property as the remaining amount will be eliminated in consolidation.

                                                              Year Ended      Nine Months Ended
         ($000's)                                         December 31, 2002  September 30, 2003
         --------                                         -----------------  -------------------
         Pro forma management fees for Cherry Hill Mall...          $   425              $ 160
         Historical management fees for Willow Grove Park.             (873)              (528)
         Historical management fees for Christiana Mall...           (1,293)              (457)
                                                                    -------              -----
                                                                    $(1,741)             $(825)
                                                                    =======              =====

    q. Reflects depreciation expense related to the Completed Acquisitions and amortization expense on intangible assets acquired in the Completed Acquisitions. Depreciation expense is calculated using a 30-year blended life for buildings and improvements. The value of in-place leases is amortized on a straight-line basis over the remaining term of the respective leases.

         Asset information
         ($000's)                                                          Date              Building and       In-Place
         Property                                                        Acquired            Improvements      Lease Value
         ------------------------------------------------------    ---------------------     ---------------   -------------
         Moorestown Mall.......................................       April 28, 2003                $ 55,816         $ 5,156
         The Gallery at Market East............................       April 28, 2003                  47,724           2,382
         Exton Square Mall.....................................       April 28, 2003                 111,086           7,702
         Cherry Hill Mall......................................       April 28, 2003                 147,474           8,752
         Echelon Mall..........................................        June 5, 2003                   11,156           4,258
         Plymouth Meeting Mall.................................        June 5, 2003                   46,104           4,137
         Willow Grove Park-- historical........................    September 4, 2003 (1)              42,667              --
         Willow Grove Park-- stepped-up........................      September 4, 2003                93,189           8,285
                                                                                                    --------         -------
                                                                                                    $555,216         $40,672
                                                                                                    ========         =======

         (1) Indicates date that the property was first consolidated by the Company.

                                                     For the Year Ended                        For the Nine Months Ended
         Expense information                           December 31, 2002                            September 30, 2003
         ($000's)                          -----------------------------------------    ---------------------------------------
         Property                          Depreciation  Amortization         Total     Depreciation  Amortization       Total
         ------------------------------    ------------  ------------        -------    ------------  ------------      -------
         Moorestown Mall...............         $ 1,861        $  879       $ 2,740          $   930        $  440      $ 1,370
         The Gallery at Market East....           1,591           654         2,245              796           326        1,122
         Exton Square Mall.............           3,703           879         4,582            1,852           440        2,292
         Cherry Hill Mall..............           4,916         2,445         7,361            2,458         1,222        3,680
         Echelon Mall..................             372         1,163         1,535              186           582          768
         Plymouth Meeting Mall.........           1,537           633         2,170              768           316        1,084
         Willow Grove Park-- historical           1,422            --         1,422            1,067            --        1,067
         Willow Grove Park-- stepped-up           3,106         1,030         4,136            2,071           687        2,758
                                                -------        ------       -------          -------        ------      -------
                                                $18,508        $7,683       $26,191          $10,128        $4,013      $14,141
                                                =======        ======       =======          =======        ======      =======

    r. Reflects interest expense, including amortization of financing costs, on indebtedness used to finance the Completed Acquisitions. The balances amortize over varying periods. In May 2003, the Moorestown Mall and Dartmouth Mall mortgages were refinanced at a fixed interest rate of 4.95%. The bank loan borrowing interest rate is based on the Company's bridge loan financing, which bears an interest rate at LIBOR plus 300 basis points, or 4.30% at the acquisition date. A variance of a 1/8 percent increase or decrease in interest rates would result in an increase or decrease in pro forma interest expense, respectively, of $176,000 and $132,000 for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

                                                                    Year Ended       Nine Months Ended
         ($000's)                                              December 31, 2002    September 30, 2003
         --------                                              -----------------    ------------------
         Mortgage Borrowings:
         Moorestown Mall $64.3 million at 4.95%.............             $ 3,159              $ 1,589
         Exton Square Mall $100.5 million at 6.95%..........               6,947                3,443
         Cherry Hill Mall $73.7 million at 10.6%............               7,447                3,817
         Cherry Hill Mall $60.4 million at 5.0%.............               3,000                1,482
         Dartmouth Mall $70.0 million at 4.95%..............               3,500                1,731
                                                                         -------              -------
             Total mortgage expense.........................              24,053               12,062
                                                                         -------              -------
         Bank loan borrowing of $140.5 million at
          4.30%.............................................               6,044                3,022
         Amortization of debt premium.......................              (6,446)              (3,558)
                                                                         -------              -------
                                                                         $23,651              $11,526
                                                                         =======              =======


    s. Reflects the adjustment made to (i) eliminate the historical equity in income of partnerships and joint ventures related to Willow Grove Park for the year ended December 31, 2002 (there was no historical equity in income of Willow Grove Park for the nine months ended September 30, 2003) and (ii) eliminate the equity in income of four joint ventures owning multifamily properties that were sold in 2003.

                                                                    Year Ended       Nine Months Ended
         ($000's)                                               December 31, 2002   September 30, 2003
         --------                                               -----------------   ------------------
         Equity in income of Willow Grove Park..............                $(108)               $  --
         Equity in income of multifamily joint ventures.....                 (721)                (514)
                                                                            -----                -----
                                                                            $(829)               $(514)
                                                                            =====                =====

    t. Reflects the adjustment to minority interest as a result of the preferred return due to the minority interest partners in New Castle Associates. The minority partners receive a preferred return of $1.2 million annually, which is equal to a return of 6.97% per annum on the fair market value of their minority interest, which was $17.8 million at the acquisition date.

       Also reflects minority interest adjustment for the impact of 585,422 PREIT Operating Partnership Units that were issued in connection with the Completed Acquisitions and the minority interest adjustment to the PREIT Adjusted column. The additional units outstanding increased the minority interest percentage to 12.8% and 11.6% for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

                                                                                       Nine Months
                                                                                          Ended
                                                                    Year Ended        September 30,
         ($000's)                                               December 31, 2002         2003
         --------                                               -----------------   ------------------
         Income from continuing operations before minority
          interest.........................................               $29,517              $19,933
         Less: minority interest in properties..............               (1,244)                (931)
                                                                          -------              -------
                                                                           28,273               19,002
         Pro forma minority interest percentage for
          PREIT Adjusted column.............................                 12.8%                11.6%
                                                                          -------              -------
         Minority interest in Operating Partnership.........                3,619                2,204
         Less: PREIT historical minority interest...........               (1,307)              (2,099)
                                                                          -------              -------
                                                                          $ 2,312              $   105
                                                                          =======              =======


    u. Reflects Crown historical results of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 (unaudited). Certain amounts were combined to conform to PREIT's income statement presentation. The amounts that are presented for the minority interest in Operating Partnership of approximately $5.4 million and $1.6 million for the year ended December 31, 2002 and the nine months ended September 30, 2003 represent the portion of minority interest that relates only to Crown's continuing operations based on the historical weighted average minority ownership percentages for the time periods presented.

    v. Reflects the pro forma adjustments to eliminate the equity in income of Palmer Park recorded by PREIT and Crown and to consolidate the operations of Palmer Park for the year ended December 31, 2002 and the nine months ended September 30, 2003.

                                                                                      Nine Months
                                                                                        Ended
                                                               Year Ended            September 30,
         ($000's)                                           December 31, 2002            2003
         --------                                           -----------------        -------------
         Base rent.......................................             $ 3,553              $ 2,719 See note x
         Expense reimbursements..........................               1,419                1,168 See note y
         Percentage rent.................................                 164                   20 See note z
         Lease termination revenue.......................                  35                   --
         Other real estate revenues......................                 255                  162 See note aa
                                                                      -------              -------
         Total real estate revenues......................               5,426                4,069
                                                                      -------              -------
         Property operating expenses.....................              (2,146)              (1,640) See note cc
         Depreciation and amortization...................              (1,093)                (834) See note dd
                                                                      -------              -------
         Total expenses before interest expense..........              (3,239)              (2,474)
                                                                      -------              -------
                                                                        2,187                1,595
         Interest expense................................              (1,315)                (968) See note ff
                                                                      -------              -------
         Equity in income of Palmer Park.................             $   872              $   627
                                                                      =======              =======


    w. Reflects the pro forma adjustments for two properties, Valley View and Wiregrass Commons, acquired by Crown in the third and fourth quarters of 2002, respectively, to reflect the acquisitions as if they occurred on January 1, 2002. No adjustments are needed for the nine months ended September 30, 2003 because they are included in Crown's historical September 30, 2003 results.

                                                                     Year Ended
         ($000's)                                               December 31, 2002
         --------                                               -----------------
         Base rent...........................................              $7,949 See note x
         Expense reimbursements..............................               3,983 See note y
         Percentage rent.....................................                  31 See note z
         Other real estate revenues..........................                 217 See note aa
                                                                           ------
         Total real estate revenues..........................              12,180
                                                                           ------
         Property operating expenses.........................              (4,583) See note cc
         Interest expense....................................              (3,272) See note ff
                                                                           ------
         Total pro forma expenses............................              (7,855)
                                                                           ------
                                                                           $4,325
                                                                           ======

    x. Reflects the pro forma adjustments to base rents for properties acquired by us in connection with the Crown merger.

                                                                                     Nine Months
                                                                                        Ended
                                                                   Year Ended        September 30,
         ($000's)                                               December 31, 2002        2003
         --------                                               -----------------    -------------
         Straight-line rent adjustment......................              $ 2,221           $1,121
         Amortization of above-market and below-market leases                (364)            (240)
         Consolidation of Palmer Park base rents (see note v)               3,553            2,719
         Pro forma adjustments for Valley View and
          Wiregrass Commons (see note w)....................                7,949               --
                                                                          -------           ------
                                                                          $13,359           $3,600
                                                                          =======           ======

    y. Reflects the pro forma adjustments to expense reimbursements for properties acquired by us in connection with the Crown merger.

                                                                                     Nine Months
                                                                                        Ended
                                                                   Year Ended        September 30,
         ($000's)                                               December 31, 2002        2003
         --------                                               -----------------    -------------
         Consolidation of Palmer Park expense
          reimbursements (see note v).......................               $1,419           $1,168
         Pro forma adjustments for Valley View and Wiregrass
          Commons (see note w).............................                 3,983               --
                                                                           ------           ------
                                                                           $5,402           $1,168
                                                                           ======           ======


    z. Reflects the pro forma adjustments to percentage rent for properties acquired by us in connection with the Crown merger.

                                                                                    Nine Months
                                                                                        Ended
                                                                   Year Ended       September 30,
         ($000's)                                               December 31, 2002        2003
         --------                                               -----------------   --------------
         Consolidation of Palmer Park percentage rent (see
          note v)..........................................                  $164              $20
         Pro forma adjustments for Valley View and Wiregrass
          Commons (see note w).............................                    31               --
                                                                             ----              ---
                                                                             $195              $20
                                                                             ====              ===

    aa. Reflects the pro forma adjustments to other real estate revenue for properties acquired by us in connection with the Crown merger.

                                                                                     Nine Months
                                                                                        Ended
                                                                   Year Ended        September 30,
          ($000's)                                              December 31, 2002        2003
          --------                                              -----------------    -------------
          Consolidation of Palmer Park other real estate
           revenue (see note v).............................                 $255             $162
          Pro forma adjustments for Valley View and
           Wiregrass Commons (see note w)...................                  217               --
                                                                             ----             ----
                                                                             $472             $162
                                                                             ====             ====


    bb. Reflects decrease in management fee income that will result because
        PREIT-RUBIN, Inc. no longer charges management fees to Palmer Park Mall. Palmer Park Mall was previously owned approximately 50% by PREIT and approximately 50% by Crown, and was not previously consolidated for financial reporting purposes. Management fees for Palmer Park were $250,000 for the year ended December 31, 2002 and $210,000 for the nine months ended September 30, 2003.

    cc. Reflects adjustments to property operating expenses as a result of the merger with Crown.

                                                                                    Nine Months
                                                                                       Ended
                                                                     Year Ended     September 30,
          ($000's)                                               December 31, 2002     2003
          --------                                               -----------------  --------------
          Consolidation of Palmer Park property
           operating expenses (see note v)............................      $2,146          $1,640
          Elimination of Palmer Park management fee
           (see note bb)..............................................        (250)           (210)
          Pro forma adjustments for Valley View and
           Wiregrass Commons (see note w).............................       4,583              --
                                                                            ------          ------
                                                                            $6,479          $1,430
                                                                            ======          ======

    dd. Reflects adjustments to depreciation expense and amortization expense on intangible assets in connection with the Crown merger. Depreciation expense is calculated using a 30-year blended life for buildings and improvements. The value of in-place leases is amortized on a straight-line basis over the remaining term of the respective leases.

                                                                                     Nine Months
                                                                                        Ended
                                                                     Year Ended      September 30,
          ($000's)                                               December 31, 2002        2003
          --------                                               -----------------   -------------
          Depreciation expense
          Depreciation on Crown investments in real
           estate at stepped-up basis...............................      $ 34,485          $ 25,864
          Consolidation of Palmer Park depreciation
           expense (see note v).....................................         1,093               834
          Elimination of Crown historical depreciation expense             (44,375)          (35,964)
                                                                          --------          --------
                                                                            (8,797)           (9,266)
          Amortization expense
          Amortization of in-place lease value......................        10,684             7,493
                                                                          --------          --------
                                                                          $  1,887          $(1,773)
                                                                          ========          ========

    ee. Reflects an adjustment to decrease general and administrative expenses on a pro forma basis as a result of the merger transaction with Crown. PREIT anticipates that general and administrative expenses will decrease by $490,000 annually and by $368,000 for nine months, as a result of reduction in compensation expense. Also, PREIT's management has estimated there will be further reductions of general and administrative expenses as a result of the merger of approximately $6.5 million annually on a pro forma basis. The additional general and administrative expense savings have not been included in the unaudited pro forma condensed consolidated statements of income. There can be no assurance that PREIT will be successful in realizing these anticipated cost savings.

    ff. Reflects the adjustments to interest expense resulting from the Crown merger. A variance of a 1/8 percent increase or decrease in interest rates would result in an increase or decrease in pro forma interest expense, respectively, of $194,000 and $146,000 for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively.

                                                                                        Nine Months
                                                                                           Ended
                                                                     Year Ended        September 30,
          ($000's)                                               December 31, 2002         2003
          --------                                               -----------------     -------------
          Crown historical expenses that will not be
           incurred post-merger:
          Line of credit borrowings..........................             $ (6,360)          $(3,802)
          Schuylkill Mall mortgage interest expense..........                 (740)             (411)
          Amortization of deferred financing fees............               (1,756)           (1,388)
          Pro forma borrowings
          Line of credit borrowings..........................                5,231             3,923
          Amortization of debt premium.......................              (10,689)           (8,017)
          Amortization of deferred financing fees............                1,028               771
          Consolidation of Palmer Park interest expense
           (see note v)......................................                1,315               968
          Pro forma adjustments for Valley View and
           Wiregrass Commons (see note w)....................                3,272                --
                                                                          --------           -------
          Pro forma interest expense adjustment..............             $ (8,699)          $(7,956)
                                                                          ========           =======

    gg. Reflects the adjustments to eliminate the equity in income of Palmer
        Park recorded by PREIT and Crown of $872,000 and $627,000 for the year ended December 31, 2002 and the nine months ended September 30, 2003, respectively (see note v).

    hh. Reflects adjustment to minority interest as a result of the preferred return due to the Company's minority interest partner in the Pennsylvania properties. The Company's minority interest partner receives a preferred return of $0.7 million annually, which is equal to the anticipated annual operating partnership distribution on the 341,297 Operating Partnership units that the Company expects to issue to purchase the remaining 11% minority interest in 2006.

        Also, reflects adjustment to minority interest as a result of the issuance of additional units of the Company's operating partnership and the change in net income in connection with Completed Transactions and the merger with Crown. As a result of the additional operating partnership units issued, pro forma minority interest in the operating partnership would increase from 10.0% to 12.3% for the year ended December 31, 2002 and from 9.9% to 13.1% for the nine months ended September 30, 2003. Also reflects elimination of Crown's historical minority interest account.

                                                                                      Nine Months
                                                                                          Ended
                                                                    Year Ended        September 30,
          ($000's)                                               December 31, 2002        2003
          --------                                               -----------------    --------------
          Pro forma income from continuing operations before
           minority interest................................              $ 62,051          $ 43,539
          Dividends on preferred shares......................              (13,613)          (10,211)
          Minority interest in properties....................               (1,981)           (1,484)
                                                                          --------          --------
                                                                            46,457            31,844
          Minority interest percentage.......................                 12.3%             13.1%
                                                                          --------          --------
          Minority interest in Operating Partnership.........               (5,714)           (4,172)
          PREIT historical minority interest.................                3,619             2,204
          Crown historical minority interest.................                5,351             1,613
                                                                          --------          --------
                                                                          $  3,256          $   (355)
                                                                          ========          ========

    ii. Reflects adjustment to weighted average shares outstanding (basic and diluted) and income from continuing operations per share (basic and diluted).

                                                                                       Nine Months
                                                                                          Ended
                                                                    Year Ended         September 30,
          ($000's)                                               December 31, 2002         2003
          --------                                               -----------------     -------------
          Pro forma income from continuing operations
           before minority interest..........................             $ 62,051          $ 43,539
          Minority interest in properties....................               (1,981)           (1,484)
          Minority interest in Operating Partnership.........               (5,714)           (4,172)
                                                                          --------          --------
          Pro forma income from continuing operations........               54,356            37,883
          Dividends on preferred shares......................              (13,613)          (10,211)
                                                                          --------          --------
          Pro forma income from continuing operations
           available to common shares........................             $ 40,743          $ 27,672
                                                                          ========          ========

          Weighted average shares outstanding
          Historical weighted average shares outstanding
           -- basic..........................................               16,162            17,560
          Impact of common share exchange (see note l).......               11,725            11,725
                                                                          --------          --------
          Pro forma weighted average shares outstanding
           -- basic..........................................               27,887            29,285
                                                                          ========          ========

          Historical weighted average shares outstanding
           -- diluted........................................               16,388            17,874
          Impact of common share exchange (see note l).......               11,725            11,725
          Impact of newly issued options to purchase shares
           of beneficial interest............................                   47                47
                                                                          --------          --------
          Pro forma weighted average shares outstanding
           -- diluted........................................               28,160            29,646
                                                                          ========          ========

          Income from continuing operations per share
          Historical income from continuing operations
           per share -- basic................................             $   0.73          $   1.08
          Impact of pro forma adjustments....................                 0.73             (0.14)
                                                                          --------          --------
          Pro forma income from continuing operations
           per share -- basic................................             $   1.46          $   0.94
                                                                          ========          ========

          Historical income from continuing operations
           per share -- diluted..............................             $   0.72          $   1.06
          Impact of pro forma adjustments....................                 0.73             (0.13)
                                                                          --------          --------
          Pro forma income from continuing operations
           per share -- diluted..............................             $   1.45          $   0.93
                                                                          ========          ========

        In August 2003, the Company issued 6,325,000 common shares at a public offering price of $29.75 per share, for net proceeds of approximately $184 million. The net proceeds were used to pay down approximately $94.9 million that was then outstanding under the Company's line of credit and to finance the $45.5 million purchase price of the acquired interest in Willow Grove Park, with the remaining proceeds used for working capital purposes. The accompanying pro forma consolidated financial information has not been adjusted to reflect the impact of this public stock offering prior to the offering date. Pro forma income from continuing operations per share--basic and diluted would be $1.39 and $1.38, respectively, for the year ended December 31, 2002 and $0.98 and $0.97, respectively, for the nine months ended September 30, 2003 if the pro forma consolidated financial information were to give effect to this public offering and subsequent pay-down of the Company's line of credit as if these events occurred, for pro forma purposes, as of January 1, 2002.

         (c) Exhibits.

                  2.1 Agreement and Plan of Merger among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Realty Trust and Crown American Properties, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.2 Crown Partnership Distribution Agreement between Crown American Realty Trust and Crown American Properties, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.2 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.3 PREIT Contribution Agreement between Pennsylvania Real Estate Investment Trust and PREIT Associates, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.3 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.4 Crown Partnership Contribution Agreement between Crown American Properties, L.P. and PREIT Associates, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.5 Agreement of Exchange between Crown Investments Trust and Crown American Properties, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.5 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.6 Indemnification Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown Investments Trust, Crown American Investment Company, Mark E. Pasquerilla and Crown Delaware Holding Company, dated as of May 13, 2003 (incorporated by reference to Exhibit 2.6 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.7 Tax Protection Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Properties, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Crown Holding Company and Crown American Associates, dated as of November 18, 2003

                  2.8 Shareholder Agreement by Mark E. Pasquerilla, Crown American Properties, L.P., Crown Investments Trust, Crown American Investment Company and Crown Delaware Holding Company, and acknowledged and agreed by Pennsylvania Real Estate Investment Trust and PREIT Associates, L.P., dated as of November 18, 2003

                  2.9 Registration Rights Agreement among Pennsylvania Real Estate Investment Trust, Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., dated as of November 18, 2003

                  2.10 Standstill Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company, Crown Holding Company, and Crown American Properties, L.P., dated as of November 18, 2003

                  2.11 Non-Competition Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark
                           E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., dated as of November 18, 2003

                  4.1 Designating Amendment to Trust Agreement Designating the Rights, Preferences, Privileges, Qualifications, Limitations and Restrictions of 11% Non-Convertible Senior Preferred Shares

                  4.2 Amendment to Trust Agreement as Amended and Restated on December 16, 1997

                  4.3 Addendum to First Amended and Restated Partnership Agreement of PREIT Associates, L.P. Designating the Rights, Obligations, Duties and Preferences of Senior Preferred Units

                  *10.1 Credit Agreement, dated as of November 20, 2003, among PALP, PREIT and each of the financial institutions signatory thereto

                  10.2     Form of Revolving Note, dated November 20, 2003

                  10.3     Swingline Note, dated November 20, 2003

                  10.4 Guaranty, dated as of November 20, 2003, executed by PREIT and certain of its direct and indirect subsidiaries

                  10.5 Common Share Purchase Warrant between PREIT and Laurel Centre Associates LLC dated November 20, 2003

                  *10.6 Agreement between PREIT Services, LLC and Crown American Hotels Company, dated November 20, 2003, regarding information technology support

                  10.7 License Agreement, dated as of November 20, 2003 by and among Crown Investments Trust, Crown American Hotels Company and PREIT

                  23 Consent of Ernst & Young LLP (former Independent Auditors of Crown)

                  99.1 Audited Consolidated Financial Statements of Crown American Realty Trust as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000

                  99.2 Unaudited Consolidated Financial Statements of Crown American Realty Trust as of September 30, 2003 and for the three and nine month periods ended September 30, 2003 and 2002

                  * Schedules omitted. The Registrant will furnish a supplementary copy of any omitted schedules to the SEC upon request.



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


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 3, 2003                By: /s/ Jonathan B. Weller
                                          -------------------------------------
                                          Jonathan B. Weller
                                          President and Chief Operating Officer

                                  Exhibit Index
                                  -------------

                  2.1 Agreement and Plan of Merger among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Realty Trust and Crown American Properties, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.2 Crown Partnership Distribution Agreement between Crown American Realty Trust and Crown American Properties, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.2 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.3 PREIT Contribution Agreement between Pennsylvania Real Estate Investment Trust and PREIT Associates, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.3 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.4 Crown Partnership Contribution Agreement between Crown American Properties, L.P. and PREIT Associates, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.5 Agreement of Exchange between Crown Investments Trust and Crown American Properties, L.P., dated as of May 13, 2003 (incorporated by reference to Exhibit 2.5 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.6 Indemnification Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown Investments Trust, Crown American Investment Company, Mark E. Pasquerilla and Crown Delaware Holding Company, dated as of May 13, 2003 (incorporated by reference to Exhibit 2.6 to the Registrant's Form 8-K, as filed with the SEC on May 22, 2003)

                  2.7 Tax Protection Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Crown American Properties, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Crown Holding Company and Crown American Associates, dated as of November 18, 2003

                  2.8 Shareholder Agreement by Mark E. Pasquerilla, Crown American Properties, L.P., Crown Investments Trust, Crown American Investment Company and Crown Delaware Holding Company, and acknowledged and agreed by Pennsylvania Real Estate Investment Trust and PREIT Associates, L.P., dated as of November 18, 2003

                  2.9 Registration Rights Agreement among Pennsylvania Real Estate Investment Trust, Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., dated as of November 18, 2003

                  2.10 Standstill Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company, Crown Holding Company, and Crown American Properties, L.P., dated as of November 18, 2003

                  2.11 Non-Competition Agreement among Pennsylvania Real Estate Investment Trust, PREIT Associates, L.P., Mark
                           E. Pasquerilla, Crown Investments Trust, Crown American Investment Company, Crown Delaware Holding Company and Crown American Properties, L.P., dated as of November 18, 2003

                  4.1 Designating Amendment to Trust Agreement Designating the Rights, Preferences, Privileges, Qualifications, Limitations and Restrictions of 11% Non-Convertible Senior Preferred Shares

                  4.2 Amendment to Trust Agreement as Amended and Restated on December 16, 1997

                  4.3 Addendum to First Amended and Restated Partnership Agreement of PREIT Associates, L.P. Designating the Rights, Obligations, Duties and Preferences of Senior Preferred Units

                  *10.1 Credit Agreement, dated as of November 20, 2003, among PALP, PREIT and each of the financial institutions signatory thereto

                  10.2     Form of Revolving Note, dated November 20, 2003

                  10.3     Swingline Note, dated November 20, 2003

                  10.4 Guaranty, dated as of November 20, 2003, executed by PREIT and certain of its direct and indirect subsidiaries

                  10.5 Common Share Purchase Warrant between PREIT and Laurel Centre Associates LLC dated November 20, 2003

                  *10.6 Agreement between PREIT Services, LLC and Crown American Hotels Company, dated November 20, 2003, regarding information technology support

                  10.7 License Agreement, dated as of November 20, 2003 by and among Crown Investments Trust, Crown American Hotels Company and PREIT

                  23 Consent of Ernst & Young LLP (former Independent Auditors of Crown)

                  99.1 Audited Consolidated Financial Statements of Crown American Realty Trust as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000

                  99.2 Unaudited Consolidated Financial Statements of Crown American Realty Trust as of September 30, 2003 and for the three and nine month periods ended September 30, 2003 and 2002

                  * Schedules omitted. The Registrant will furnish a supplementary copy of any omitted schedules to the SEC upon request.


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